UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2007

THE PRINCETON REVIEW, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2315 Broadway
New York, New York 10024
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (212) 874-8282

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On December 10, 2007 The Princeton Review, Inc. (the “Company”) and Mark Chernis, a named executive officer of the Company, announced that Mr. Chernis’s employment as President of the Company’s Test Preparation Services Division will terminate effective December 31, 2007. In connection with Mr. Chernis’s departure, he and the Company entered into an Agreement and General Release dated December 10, 2007 (the “Separation Agreement”) that provides for the full vesting of any stock options or other stock grants owned by him and issued under the Company’s 2000 Stock Incentive Plan, as amended, and also provides an extension of the time in which Mr. Chernis may exercise such stock options until December 31, 2010. Under the Separation Agreement, the Company also agreed to maintain an office for Mr. Chernis through June 30, 2008 and to pay one half of the costs of the automobile leased by the Company for Mr. Chernis through the remainder of the lease term. These benefits are in addition to any amounts or other benefits which shall be paid to Mr. Chernis pursuant to his Employment Agreement dated as of April 10, 2002, as amended, as previously disclosed.
     Attached as Exhibit 99.1 is a copy of a press release of the Company dated December 10, 2007, announcing Mr. Chernis’s departure and the appointment of John Marshall as his successor.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
Exhibits.
          99.1  Press release dated December 10, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: December 10, 2007

/s/ Neal S. Winneg
Name:	Neal S. Winneg
Title:	Executive Vice President